Exhibit 10.4

INDEMNIFICATION AGREEMENTS

Robert M. Burks, Jr.
Michel C. Cadieux
Thomas L. Deitrich
Deloris R. Duquette
Robert H.A. Farrow
Thomas S. Glanville
Sarah E. Hlavinka
Joan S. Hooper
Frank M. Jaehnert
Jerome J. Lande
Timothy M. Leyden
Charles E. McAtee
Philip C. Mezey
Sharelynn F. Moore
Daniel S. Pelino
Simon W. Pontin
Carl W. Porter
Gary E. Pruitt
Diana D. Tremblay
Lynda L. Ziegler